UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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                        News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

Air Products Sends Letter to Airgas Shareholders

Urges Airgas Shareholders to Tender Shares by August 13

LEHIGH VALLEY, Pa. (July 22, 2010) – Air Products (NYSE: APD) today announced that it sent the following letter to Airgas, Inc. (NYSE: ARG) shareholders urging them to tender their shares into the Air Products tender offer before the August 13, 2010 expiration.

The full text of the letter sent to Airgas shareholders follows:

Dear Fellow Airgas Shareholder:

The Airgas Board of Directors recently rejected Air Products’ fully financed cash offer to purchase all outstanding Airgas shares for the increased price of $63.50 per share ― a 46% premium over the price of Airgas shares before we announced our initial offer in February.

We believe this substantial cash premium delivers attractive and certain value to Airgas shareholders.  However, the Airgas Board continues to refuse to even discuss our offer, leaving only one way for you to be heard in the Airgas Boardroom ― tender your shares into our offer and vote for our proposals and independent director nominees at the 2010 Airgas Annual Meeting.

TENDER YOUR SHARES BY AUGUST 13

Now is the time to send a clear message to the Airgas Board to engage with Air Products.

The best way to be heard is to tender your shares into the Air Products offer before it expires on August 13, 2010.

Despite the substantial premium Air Products is offering, Airgas’ Board has refused to engage with us or to appoint a special committee of independent directors to evaluate our offer.  Tendering your shares now will send a strong message to your Board that you DO NOT support the Airgas Board’s “just say no” approach to this opportunity.

Airgas has made much of its recent earnings, but there is nothing in Airgas’ financial performance or outlook that changes our view of the company’s intrinsic value.  We remain confident that our all-cash offer exceeds the value Airgas could produce for shareholders in the future through execution of its current business plan even under optimistic scenarios.  We also believe Airgas shareholders today face substantially more uncertain market conditions than when we commenced our offer for Airgas in February ― and that the certainty of a fully financed all-cash offer at a 46% premium is more attractive than ever before.

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Tendering your shares is the best way for Airgas shareholders to be heard.  Don’t let Airgas claim that shareholders do not support a deal with Air Products ― tender your shares now.

AIRGAS HAS REPEATEDLY REFUSED TO ENGAGE WITH AIR PRODUCTS

We believe it is important for Airgas shareholders to understand the series of actions their Board has taken in response to our offer.  These actions include:

o	Refusing to discuss with us any aspect of our offers since we first approached Airgas in October 2009, despite our clearly stated flexibility regarding value and form of consideration.

o
Refusing to establish an independent board committee to assess our offers ― which we believe is necessary and appropriate because the longtime Chairman and CEO may have interests that are not aligned with other shareholders.  This issue is currently pending before the Delaware court.

o	The Chairman of the Governance and Compensation Committee of Airgas refusing to meet, telling Air Products that all communications should be made to the Chairman and CEO.

o
Amending the Airgas bylaws to eliminate the requirement to hold the 2010 Airgas Annual Meeting by August 31, 2010 ― thereby delaying a shareholder referendum on our offer.  The Annual Meeting still has not been scheduled.

o	Refusing to take reasonable actions to allow Airgas shareholders to decide for themselves about our offer, including:

●	Refusing to rescind the Airgas “poison pill”

●	Ignoring Air Products’ request to hold the Airgas 2010 Annual Meeting no later than August 18, 2010 (the one-year anniversary of the 2009 Annual Meeting)

●	Ignoring Air Products’ request that directors voted off the Board by shareholders at the 2010 Annual Meeting not be reappointed by the Board for at least three years

o	Responding to our premium offers by spending millions of dollars of shareholder money pursuing litigation against Air Products’ long-time outside legal counsel.

Show the Airgas Board that you DO NOT agree with their handling of our offer.  We believe a substantial tender count on August 13 is an important step in sending a clear message to the Airgas Board and the proxy advisory firms that shareholders want their Board to engage with Air Products.

With strong support for our tender offer, the next step will be to elect our three independent and highly qualified board nominees and support our additional proposals at the 2010 Airgas Annual Meeting.  The Annual Meeting remains unscheduled but Airgas has stated in SEC filings that it expects to hold the meeting by September 17, 2010.  We will be mailing a proxy to Airgas shareholders shortly, and urge you to sign and return the GOLD proxy card to support the Air Products nominees and proposals.

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SEND A MESSAGE TO YOUR BOARD ― TENDER YOUR SHARES BY AUGUST 13

The first step in making your voice heard is to tender your shares by August 13.  Shareholders may contact MacKenzie Partners (212 929-5500 or 800 322-2885) for additional information and help in tendering shares.

Thank you for your support.

Sincerely,

John McGlade
Chairman, President and CEO
Air Products

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. ("Air Products"), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. ("Airgas") not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase").  The purchase price to be paid upon the successful closing of the cash tender offer is $63.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, August 13, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a preliminary proxy statement on Schedule 14A with the SEC on June 16, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  Air Products expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith.  Any definitive proxy statement will be mailed to shareholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.   These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which

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was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees will be included in the definitive proxy statement Air Products intends to file with the SEC relating to the 2010 annual meeting of Airgas stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement and other relevant materials to be filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on
Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services.  Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives.  The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment.  In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe.  For more information, visit www.airproducts.com.

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Media Inquiries:
(Air Products)
Betsy Klebe, tel: (610) 481-4697; e-mail: klebeel@airproducts.com.

(Sard Verbinnen & Co)
George Sard/David Reno, tel: (212) 687-8080.

Investor Inquiries:
(Air Products)
Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.

(MacKenzie Partners)
Larry Dennedy/Charlie Koons, tel: (212) 929-5239; (212) 929-5708.